Exhibit 99.1

Contacts:
Investors:	Media:
Validus Holdings, Ltd.	Jamie Tully/Jonathan
Jon Levenson, Executive Vice President	Doorley/Brian Shiver
+1-441-278-9000	Sard Verbinnen & Co.
Jon.Levenson@validusholdings.com	+1-212-687-8080
VALIDUS ANNOUNCES SECOND QUARTER 2011 NET INCOME OF $109.9 MILLION
Diluted Operating Earnings Per Share of $0.78
Diluted Book Value Per Share of $31.91 at June 30, 2011
     Pembroke, Bermuda, July 27, 2011 — Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) today reported net income available to Validus of $109.9 million, or $1.05 per diluted common share for the three months ended June 30, 2011, compared to $179.8 million, or $1.44 per diluted common share, for the three months ended June 30, 2010. Net (loss) attributable to Validus for the six months ended June 30, 2011 was ($62.5) million, or ($0.68) per diluted common share compared with net income available to Validus of $61.4 million, or $0.46 per diluted common share for the six months ended June 30, 2010.
     Net operating income available to Validus for the three months ended June 30, 2011 was $81.8 million, or $0.78 per diluted common share, compared with $129.8 million, or $1.04 per diluted common share, for the three months ended June 30, 2010. Net operating (loss) attributable to Validus for the six months ended June 30, 2011 was ($83.7) million, or ($0.89) per diluted common share, compared with ($6.6) million, or ($0.08) per diluted common share, for the six months ended June 30, 2010.
     Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and unrealized gains (losses) on investments, foreign exchange gains (losses) and non-recurring items. Net operating income (loss) available (attributable) to Validus is defined as above, but excluding income (loss) available (attributable) to noncontrolling interest. Reconciliations of these measures to net income (loss) and net income (loss) available (attributable) to Validus, the most directly comparable GAAP measures, are presented at the end of this release.
     In relation to the second quarter 2011 results, Ed Noonan, Chairman and Chief Executive Officer of Validus commented: “I am pleased with our financial results during the quarter, for which Validus reported net income of $109.9 million. Growth in diluted book value per share plus accumulated dividends was 2.7% in the quarter. The U.S. tornado losses were within our pre-announced range and we had no adverse impact from first quarter loss events on our second quarter results. I am even more pleased with the steps we have taken to further grow our business. Our balance sheet remains strong after the significant worldwide catastrophe events of the last twelve months and we had ample capacity to grow at the June and July renewal dates to meet our clients’ reinsurance needs. In an endorsement of our analytical capabilities and underwriting acumen, AlphaCat Re 2011 commenced operations in the second quarter with $184.3 million in capital, including $134.3 million from third party investors. As a consequence, our gross premiums written in the quarter increased by 17.1% over the prior year with the increase largely attributable to catastrophe excess of loss products. We also have taken steps to manage the risk inherent in the Atlantic hurricane season, and have bound in the quarter a significant reinsurance program which attaches at a 12.5 year return period and which we think would position us to grow even further in the aftermath of a significant landfalling U.S. hurricane. ”
Second Quarter 2011 Results
     Highlights for the second quarter include the following:
•	Gross premiums written for the three months ended June 30, 2011 were $605.4 million compared to $516.9 million for the three months ended June 30, 2010, an increase of $88.5 million, or 17.1%.

•	Net premiums earned for the three months ended June 30, 2011 were $425.6 million compared to $437.9 million for the three months ended June 30, 2010, a decrease of $12.3 million, or 2.8%.

•	Underwriting income for the three months ended June 30, 2011 was $71.6 million compared to $109.7 million for the three months ended June 30, 2010, a decrease of $38.1 million, or 34.7%.

•	Combined ratio of 83.2% which included $25.7 million of favorable prior year loss reserve development, benefiting the loss ratio by 6.0 percentage points.

•	Net operating income available to Validus for the three months ended June 30, 2011 was $81.8 million compared to $129.8 million for the three months ended June 30, 2010, a decrease of $48.0 million, or 37.0%.

•	Net income available to Validus for the three months ended June 30, 2011 was $109.9 million compared to $179.8 million for the three months ended June 30, 2010, a decrease of $69.9 million, or 38.9%.

•	Annualized return on average equity of 13.1% and annualized operating return on average equity of 9.7%.
     Highlights for the year to date include the following:
•	Gross premiums written for the six months ended June 30, 2011 were $1,455.3 million compared to $1,387.8 million for the six months ended June 30, 2010, an increase of $67.5 million, or 4.9%.

•	Net premiums earned for the six months ended June 30, 2011 were $855.2 million compared to $895.6 million for the six months ended June 30, 2010, a decrease of $40.5 million, or 4.5%.

•	Underwriting (loss) for the six months ended June 30, 2011 was ($112.9) million compared to ($47.5) million for the six months ended June 30, 2010, an increase of $65.4 million, or 137.8%.

•	Combined ratio of 113.2% which included $52.2 million of favorable prior year loss reserve development, benefiting the loss ratio by 6.1 percentage points.

•	Net operating (loss) attributable to Validus for the six months ended June 30, 2011 was ($83.7) million compared to ($6.6) million for the six months ended June 30, 2010, an increase of $77.0 million, or 1162.7%.

•	Net (loss) attributable to Validus for the six months ended June 30, 2011 was ($62.5) million compared to net income available to Validus of $61.4 million for the six months ended June 30, 2010, a decrease of $123.9 million, or 201.8%.

•	Annualized return on average equity of (3.7)% and annualized operating return on average equity of (4.9)%.
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

Notable Loss Events
     For three months ended June 30, 2011, the Company incurred losses and loss expenses of $90.3 million from notable loss events, which represented 21.2 percentage points of the loss ratio. Net of $6.9 million of reinstatement premiums, the effect of these events on net income was $83.4 million. For the three months ended June 30, 2010, the Company incurred $70.5 million from notable loss events, which represented 16.1 percentage points of the loss ratio. Net of reinstatement premiums of $3.3 million, the effect of these events on net income was $67.2 million. The Company’s loss ratio, excluding prior year development and notable loss events for the three months ended June 30, 2011 and 2010 was 33.5% and 39.7%, respectively.

		Three months ended June 30, 2011
		(Dollars in thousands)
Second Quarter 2011 Notable Loss Events (a)		Validus Re		Talbot		Total
		Net Losses		Net Losses		Net Losses
		and Loss		and Loss		and Loss
Description		Expenses (b)	% of NPE	Expenses (b)	% of NPE	Expenses (b)	% of NPE
Cat 46	Tornado	$36,584	15.7%	$7,222	3.7%	$43,806	10.3%
Cat 48	Tornado	20,869	9.0%	10,612	5.5%	31,481	7.4%
Jupiter 1	Platform failure	4,970	2.1%	10,038	5.2%	15,008	3.5%

Total		$62,423	26.8%	$27,872	14.4%	$90,295	21.2%

		Three months ended June 30, 2010
		(Dollars in thousands)
Second Quarter 2010 Notable Loss Events (a)		Validus Re		Talbot		Total
		Net Losses		Net Losses		Net Losses
		and Loss		and Loss		and Loss
Description		Expenses (b)	% of NPE	Expenses (b)	% of NPE	Expenses (b)	% of NPE
Deepwater Horizon	Oil rig and spill	$33,681	12.9%	$10,420	5.9%	$44,101	10.1%
Aban Pearl	Oil rig	10,000	3.8%	500	0.3%	10,500	2.4%
Bangkok riots	Terrorism	7,500	2.9%	—	—	7,500	1.7%
Perth hailstorm	Hailstorm	8,390	3.1%	—	—	8,390	1.9%

Total		$59,571	22.7%	$10,920	6.2%	$70,491	16.1%

(a)	These 2011 notable loss event amounts are based on management’s estimates following a review of the Company’s potential exposure and discussions with certain clients and brokers. Given the magnitude and recent occurrence of these events, and other uncertainties inherent in loss estimation, meaningful uncertainty remains regarding losses from these events and the Company’s actual ultimate net losses from these events may vary materially from these estimates.

(b)	Net of reinsurance but not net of reinstatement premiums. Reinstatement premiums were $6.9 million for the three months ended June 30, 2011 and $3.3 million for the three months ended June 30, 2010.
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

Validus Re Segment Results
     Gross premiums written for the three months ended June 30, 2011 were $341.7 million compared to $284.3 million for the three months ended June 30, 2010, an increase of $57.3 million, or 20.2%. Gross premiums written for the three months ended June 30, 2011 included $323.1 million of property premiums, $4.9 million of marine premiums and $13.7 million of specialty premiums compared to $261.6 million of property premiums, $15.4 million of marine premiums and $7.3 million of specialty premiums in the three months ended June 30, 2010.
     Net premiums earned for the three months ended June 30, 2011 were $232.7 million compared to $262.0 million for the three months ended June 30, 2010, a decrease of $29.4 million, or 11.2%.
     The combined ratio for the three months ended June 30, 2011 was 63.2% compared to 66.6% for the three months ended June 30, 2010, a decrease of 3.4 percentage points.
     The loss ratio for the three months ended June 30, 2011 was 40.4% compared to 47.2% for the three months ended June 30, 2010, a decrease of 6.8 percentage points. For the three months ended June 30, 2011, Validus Re incurred $62.4 million of losses attributable to notable loss events, which represented 26.8 percentage points of the loss ratio. The loss ratio for the three months ended June 30, 2011 included favorable prior year loss reserve development of $12.3 million, benefiting the loss ratio by 5.3 percentage points.
     Gross premiums written for the six months ended June 30, 2011 were $952.9 million compared to $924.6 million for the six months ended June 30, 2010, an increase of $28.3 million, or 3.1%. Gross premiums written for the six months ended June 30, 2011 included $688.4 million of property premiums, $189.9 million of marine premiums and $74.6 million of specialty premiums compared to $674.0 million of property premiums, $185.4 million of marine premiums and $65.2 million of specialty premiums in the six months ended June 30, 2010.
     Net premiums earned for the six months ended June 30, 2011 were $485.0 million compared to $546.0 million for the six months ended June 30, 2010, a decrease of $61.0 million, or 11.2%.
     The combined ratio for the six months ended June 30, 2011 was 105.4% compared to 107.1% for the six months ended June 30, 2010, a decrease of 1.7 percentage points.
     The loss ratio for the six months ended June 30, 2011 was 83.4% compared to 86.6% for the six months ended June 30, 2010, a decrease of 3.2 percentage points. For the six months ended June 30, 2011, Validus Re incurred $316.2 million of losses attributable to notable loss events, which represented 65.2 percentage points of the loss ratio. The loss ratio for the six months ended June 30, 2011 included favorable prior year loss reserve development of $23.6 million, benefiting the loss ratio by 4.9 percentage points.
Talbot Segment Results
     Gross premiums written for the three months ended June 30, 2011 were $276.9 million compared to $253.7 million for the three months ended June 30, 2010, an increase of $23.2 million, or 9.1%. Gross premiums written for the three months ended June 30, 2011 included $97.7 million of property premiums, $93.5 million of marine premiums and $85.7 million of specialty premiums compared to $97.5 million of property premiums, $79.4 million of marine premiums and $76.8 million of specialty premiums in the three months ended June 30, 2010.
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

     Net premiums earned for the three months ended June 30, 2011 were $193.0 million compared to $175.9 million for the three months ended June 30, 2010, an increase of $17.1 million, or 9.7%.
     The combined ratio for the three months ended June 30, 2011 was 99.6% compared to 77.4% for the three months ended June 30, 2010, an increase of 22.2 percentage points.
     The loss ratio for the three months ended June 30, 2011 was 58.7% compared to 40.4% for the three months ended June 30, 2010, an increase of 18.3 percentage points. For the three months ended June 30, 2011, Talbot incurred $27.9 million of losses attributable to notable loss events, which represented 14.4 percentage points of the loss ratio. The loss ratio for the three months ended June 30, 2011 included favorable prior year loss reserve development of $13.4 million, benefiting the loss ratio by 6.9 percentage points.
     Gross premiums written for the six months ended June 30, 2011 were $539.9 million compared to $524.3 million for the six months ended June 30, 2010, an increase of $15.7 million, or 3.0%. Gross premiums written for the six months ended June 30, 2011 included $168.5 million of property premiums, $198.4 million of marine premiums and $173.0 million of specialty premiums compared to $183.4 million of property premiums, $182.3 million of marine premiums and $158.6 million of specialty premiums in the six months ended June 30, 2010.
     Net premiums earned for the six months ended June 30, 2011 were $370.2 million compared to $349.7 million for the six months ended June 30, 2010, an increase of $20.5 million, or 5.9%.
     The combined ratio for the six months ended June 30, 2011 was 115.2% compared to 93.7% for the six months ended June 30, 2010, an increase of 21.5 percentage points.
     The loss ratio for the six months ended June 30, 2011 was 75.3% compared to 57.4% for the six months ended June 30, 2010, an increase of 17.9 percentage points. For the six months ended June 30, 2011, Talbot incurred $108.2 million of losses attributable to notable loss events, which represented 29.2 percentage points of the loss ratio. The loss ratio for the six months ended June 30, 2011 included favorable prior year loss reserve development of $28.6 million, benefiting the loss ratio by 7.7 percentage points.
     Corporate Segment Results
     Corporate segment results include executive and board expenses, internal and external audit expenses, interest and costs incurred in connection with the Company’s senior notes and junior subordinated deferrable debentures and other costs relating to the Company as a whole. General and administrative expenses for the three months ended June 30, 2011 were $10.7 million compared to $16.4 million for the three months ended June 30, 2010, a decrease of $5.8 million, or 35.1%. To better align the Company’s operating and reporting structure with its current strategy, there was an internal reallocation of $2.1 million relating to the New York operations from the Corporate segment to the Talbot segment. There was also an allocation of corporate expenses of $2.2 million to the operating segments relating to group-wide costs. Share compensation expenses for the three months ended June 30, 2011 were $3.8 million compared to $3.6 million for the three months ended June 30, 2010, an increase of $0.2 million, or 4.1%.
     General and administrative expenses for the six months ended June 30, 2011 were $19.8 million compared to $28.1 million for the six months ended June 30, 2010, a decrease of $8.4 million, or 29.8%. Share compensation expenses for the six months ended June 30, 2011 were $10.0 million compared to $7.0 million for the six months ended June 30, 2010, an increase of $3.0 million, or 42.6%.
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

Investments
     Net investment income for the three months ended June 30, 2011 was $26.5 million compared to $34.8 million for the three months ended June 30, 2010, a decrease of $8.3 million, or 23.9%. Net investment income for the six months ended June 30, 2011 was $56.5 million compared to $69.1 million for the six months ended June 30, 2010, a decrease of $12.6 million, or 18.3%.
     Net realized gains on investments for the three months ended June 30, 2011 were $11.6 million compared to $12.4 million for the three months ended June 30, 2010, a decrease of $0.9 million, or 7.1%. Net realized gains on investments for the six months ended June 30, 2011 were $17.9 million compared to $23.8 million for the six months ended June 30, 2010, a decrease of $5.9 million, or 24.8%.
     Net unrealized gains on investments for the three months ended June 30, 2011 were $18.5 million compared to $41.6 million for the three months ended June 30, 2010, a decrease of $23.1 million, or 55.5%. Net unrealized gains on investments for the six months ended June 30, 2011 were $5.7 million compared to $57.1 million for the six months ended June 30, 2010, a decrease of $51.4 million, or 90.0%.
Finance Expenses
     Finance expenses for the three months ended June 30, 2011 were $16.4 million compared to $13.2 million for the three months ended June 30, 2010, an increase of $3.1 million, or 23.8%. Finance expenses for the six months ended June 30, 2011 were $30.4 million compared to $28.4 million for the six months ended June 30, 2010, an increase of $2.0 million, or 7.0%.
Shareholders’ Equity and Capitalization
     As at June 30, 2011, total shareholders’ equity was $3.5 billion including $0.1 million of noncontrolling interest. Shareholders’ equity available to Validus was $3.4 billion as at June 30, 2011. Diluted book value per common share was $31.91 at June 30, 2011, compared to $31.32 at March 31, 2011. Diluted book value per common share is a non-GAAP financial measure. A reconciliation of this measure to shareholders’ equity is presented at the end of this release.
     Total capitalization at June 30, 2011 was $4.1 billion, including $289.8 million of junior subordinated deferrable debentures and $246.9 million of senior notes.
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

Conference Call
     The Company will host a conference call for analysts and investors on July 28, 2011 at 10:00 AM (Eastern) to discuss the second quarter 2011 financial results and related matters. The conference call can be accessed via telephone by dialing 1-866-700-5192 (toll-free U.S.) or 1-617-213-8833 (international) and entering the pass code 18752901#. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through August 11, 2011 by dialing 1-888-286-8010 (toll-free U.S) or 1-617-801-6888 (international) and entering the pass code 98560583#.
     This conference call will also be available through a live audio webcast accessible through the Investor Relations section of the Company’s website located at www.validusholdings.com. A replay of the webcast will be available at the Investor Relations section of the Company’s website through August 11, 2011. In addition, a financial supplement relating to the Company’s financial results for the three and six months ended June 30, 2011 is available in the Investor Relations section of the Company’s website.
About Validus Holdings, Ltd.
     Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Balance Sheets
As at June 30, 2011 (unaudited) and December 31, 2010
(Expressed in thousands of U.S. dollars, except share and per share information)

	June 30,	December 31,
	2011	2010
	(unaudited)
Assets
Fixed maturities, at fair value (amortized cost: 2011 - $4,539,998; 2010 - $4,772,037)	$4,603,534	$4,823,867
Short-term investments, at fair value (amortized cost: 2011 - $725,230; 2010 - $273,444)	725,258	273,514
Other investments, at fair value (amortized cost: 2011 - $15,018; 2010 - $18,392)	18,746	21,478
Cash and cash equivalents	815,921	620,740

Total investments and cash	6,163,459	5,739,599
Premiums receivable	1,046,775	568,761
Deferred acquisition costs	176,724	123,897
Prepaid reinsurance premiums	177,729	71,417
Securities lending collateral	21,409	22,328
Loss reserves recoverable	439,805	283,134
Paid losses recoverable	30,854	27,996
Income taxes recoverable	3,503	1,142
Intangible assets	116,813	118,893
Goodwill	20,393	20,393
Accrued investment income	21,320	33,726
Other assets	41,004	49,592

Total assets	$8,259,788	$7,060,878

Liabilities
Reserve for losses and loss expenses	$2,620,360	$2,035,973
Unearned premiums	1,192,772	728,516
Reinsurance balances payable	181,013	63,667
Securities lending payable	22,133	23,093
Deferred income taxes	22,122	24,908
Net payable for investments purchased	49,479	43,896
Accounts payable and accrued expenses	91,969	99,320
Senior notes payable	246,928	246,874
Debentures payable	289,800	289,800

Total liabilities	$4,716,576	$3,556,047

Commitments and contingent liabilities

Shareholders’ equity
Common shares, 571,428,571 authorized, par value $0.175 (Issued: 2011 - 133,795,913; 2010 - 132,838,111; Outstanding: 2011 - 98,763,928; 2010 - 98,001,226)	$23,414	$23,247
Treasury shares (2011 - 35,031,985; 2010 - 34,836,885)	(6,131)	(6,096)
Additional paid-in-capital	1,880,748	1,860,960
Accumulated other comprehensive (loss)	(4,519)	(5,455)
Retained earnings	1,514,805	1,632,175

Total shareholders’ equity available to Validus	3,408,317	3,504,831
Noncontrolling interest	134,895	—

Total shareholders’ equity	$3,543,212	$3,504,831

Total liabilities and shareholders’ equity	$8,259,788	$7,060,878

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the three and six months ended June 30, 2011 and 2010 (unaudited)
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	(unaudited)		(unaudited)
	2011	2010	2011	2010
Underwriting income
Gross premiums written	$605,387	$516,861	$1,455,283	$1,387,795
Reinsurance premiums ceded	(132,346)	(67,726)	(242,166)	(158,465)

Net premiums written	473,041	449,135	1,213,117	1,229,330
Change in unearned premiums	(47,401)	(11,191)	(357,944)	(333,692)

Net premiums earned	425,640	437,944	855,173	895,638

Underwriting deductions
Losses and loss expenses	207,307	194,894	683,505	673,425
Policy acquisition costs	78,230	74,126	155,526	150,302
General and administrative expenses	60,841	52,379	109,318	105,948
Share compensation expenses	7,628	6,846	19,677	13,422

Total underwriting deductions	354,006	328,245	968,026	943,097

Underwriting income (loss)	$71,634	$109,699	$(112,853)	$(47,459)

Net investment income	26,494	34,809	56,469	69,108
Other income	595	2,697	2,201	3,585
Finance expenses	(16,361)	(13,218)	(30,362)	(28,369)

Operating income (loss) before taxes	82,362	133,987	(84,545)	(3,135)
Tax benefit (expense)	29	(4,187)	1,488	(3,490)

Net operating income (loss)	$82,391	129,800	(83,057)	(6,625)

Net realized gains on investments	11,552	12,441	17,931	23,839
Net unrealized gains on investments	18,526	41,640	5,698	57,053
Foreign exchange (losses)	(1,991)	(4,099)	(2,458)	(12,863)

Net income (loss)	$110,478	$179,782	$(61,886)	$61,404

Net income attributable to noncontrolling interest	(594)	—	(594)	—

Net income (loss) available (attributable) to Validus	$109,884	$179,782	$(62,480)	$61,404

Selected ratios:
Net premiums written / Gross premiums written	78.1%	86.9%	83.4%	88.6%

Losses and loss expenses	48.7%	44.5%	79.9%	75.2%
Policy acquisition costs	18.4%	16.9%	18.2%	16.8%
General and administrative expenses	16.1%	13.5%	15.1%	13.3%

Expense ratio	34.5%	30.4%	33.3%	30.1%

Combined ratio	83.2%	74.9%	113.2%	105.3%

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Segment Underwriting Income (Loss)
For the three and six months ended June 30, 2011 and 2010 (unaudited)
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	(unaudited)		(unaudited)
	2011	2010	2011	2010
Validus Re
Gross premiums written	$341,651	$284,328	$952,889	$924,623
Reinsurance premiums ceded	(98,218)	(41,175)	(145,023)	(54,285)

Net premiums written	243,433	243,153	807,866	870,338
Change in unearned premiums	(10,755)	18,888	(322,879)	(324,376)

Net premiums earned	232,678	262,041	484,987	545,962

Losses and loss expenses	94,035	123,793	404,579	472,713
Policy acquisition costs	35,769	37,979	75,835	81,482
General and administrative expenses	15,458	10,983	26,115	27,295
Share compensation expenses	1,823	1,749	4,928	3,378

Total underwriting deductions	147,085	174,504	511,457	584,868

Underwriting income (loss)	85,593	87,537	(26,470)	(38,906)

Talbot
Gross premiums written	$276,886	$253,710	$539,943	$524,251
Reinsurance premiums ceded	(47,278)	(47,728)	(134,692)	(165,259)

Net premiums written	229,608	205,982	405,251	358,992
Change in unearned premiums	(36,646)	(30,079)	(35,065)	(9,316)

Net premiums earned	192,962	175,903	370,186	349,676

Losses and loss expenses	113,272	71,101	278,926	200,712
Policy acquisition costs	42,307	38,647	79,523	73,592
General and administrative expenses	34,718	24,960	63,440	50,508
Share compensation expenses	2,026	1,468	4,745	3,027

Total underwriting deductions	192,323	136,176	426,634	327,839

Underwriting income (loss)	639	39,727	(56,448)	21,837

Corporate & Eliminations
Gross premiums written	$(13,150)	$(21,177)	$(37,549)	$(61,079)
Reinsurance premiums ceded	13,150	21,177	37,549	61,079

Net premiums written	—	—	—	—
Change in unearned premiums	—	—	—	—

Net premiums earned	—	—	—	—

Losses and loss expenses	—	—	—	—
Policy acquisition costs	154	(2,500)	168	(4,772)
General and administrative expenses	10,665	16,436	19,763	28,145
Share compensation expenses	3,779	3,629	10,004	7,017

Total underwriting deductions	14,598	17,565	29,935	30,390

Underwriting (loss)	(14,598)	(17,565)	(29,935)	(30,390)

Total underwriting income (loss)	$71,634	$109,699	$(112,853)	$(47,459)

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Net Operating Income (Loss) available (attributable) to Validus, Net
Operating Income (Loss) per share available (attributable) to Validus and Annualized Net Operating Return on Average Equity
For the three and six months ended June 30, 2011 and 2010 (unaudited)
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended		Six Months Ended
	(unaudited)		(unaudited)
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010
Net income (loss) available (attributable) to Validus	$109,884	$179,782	$(62,480)	$61,404
Adjustments for:
Net realized (gains) on investments	(11,552)	(12,441)	(17,931)	(23,839)
Net unrealized (gains) on investments	(18,526)	(41,640)	(5,698)	(57,053)
Foreign exchange losses	1,991	4,099	2,458	12,863

Net operating income (loss) available (attributable) to Validus	81,797	129,800	(83,651)	(6,625)
less: Dividends and distributions
declared on outstanding warrants	(1,966)	(1,749)	(3,950)	(3,498)

Net operating income (loss) available (attributable) to Validus, adjusted	$79,831	$128,051	$(87,601)	$(10,123)

Net income (loss) per share available (attributable) to Validus — diluted	$1.05	$1.44	$(0.68)	$0.46
Adjustments for:
Net realized (gains) on investments	(0.11)	(0.10)	(0.18)	(0.19)
Net unrealized (gains) on investments	(0.18)	(0.33)	(0.06)	(0.45)
Foreign exchange losses	0.02	0.03	0.03	0.10

Net operating income (loss) per share available (attributable) to Validus — diluted	$0.78	$1.04	$(0.89)	$(0.08)

Weighted average number of common shares and common share equivalents	104,562,450	125,152,300	98,165,132	128,182,164

Average shareholders’ equity	$3,361,819	$3,681,246	$3,409,490	$3,797,870

Annualized net operating return on average equity	9.7%	14.1%	(4.9)%	(0.3)%

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Book Value Per Share and Diluted Book Value Per Common Share
As at June 30, 2011 (unaudited) and December 31, 2010
(Expressed in thousands of U.S. dollars, except share and per share information)

	As at June 30, 2011
	(unaudited)
				Book Value Per
	Equity Amount	Shares	Exercise Price	Share
Book value per common share
Total shareholders’ equity available to Validus	$3,408,317	98,763,928		$34.51

Diluted book value per common share
Total shareholders’ equity available to Validus	3,408,317	98,763,928
Assumed exercise of outstanding warrants	137,992	7,862,262	$17.55
Assumed exercise of outstanding stock options	45,604	2,266,801	$20.12
Unvested restricted shares	—	3,670,942

Diluted book value per common share	$3,591,913	112,563,933		$31.91

	As at December 31, 2010
				Book Value Per
	Equity Amount	Shares	Exercise Price	Share
Book value per common share
Total shareholders’ equity available to Validus	$3,504,831	98,001,226		$35.76

Diluted book value per common share
Total shareholders’ equity available to Validus	3,504,831	98,001,226
Assumed exercise of outstanding warrants	139,272	7,934,860	$17.55
Assumed exercise of outstanding stock options	54,997	2,723,684	$20.19
Unvested restricted shares	—	3,496,096

Diluted book value per common share	$3,699,100	112,155,866		$32.98

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

Cautionary Note Regarding Forward-Looking Statements
     This press release may include forward-looking statements, both with respect to the Company and its industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company’s control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus’ risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus’ ability to implement its business strategy during “soft” as well as “hard” markets; 7) adequacy of Validus’ loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus’ ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus’ investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management’s response to any of the aforementioned factors.
     The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus’ most recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with or furnished to the Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
     In presenting the Company’s results, management has included and discussed certain schedules containing net operating income (loss), net operating income (loss) available (attributable) to Validus, net operating income (loss) per share, underwriting income (loss), annualized net operating return on average equity and diluted book value per common share that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of net operating income (loss) available (attributable) to Validus to net income available (attributable) to Validus, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Net Operating Income, Net Operating Income per share and Annualized Net Operating Return on Average Equity”. A reconciliation of underwriting income and operating income to net income, the most comparable U.S. GAAP financial measure, is presented in the “Consolidated Statements of Operations” above. Underwriting income
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com

indicates the performance of the Company’s core underwriting function, excluding revenues and expenses such as net investment income (loss), other income, finance expenses, net realized and unrealized gains (losses) on investments and foreign exchange gains (losses). The Company believes the reporting of underwriting income enhances the understanding of our results by highlighting the underlying profitability of the Company’s core insurance and reinsurance business. Underwriting profitability is influenced significantly by earned premium growth, adequacy of the Company’s pricing and loss frequency and severity. Underwriting profitability over time is also influenced by the Company’s underwriting discipline, which seeks to manage exposure to loss through favorable risk selection and diversification, its management of claims, its use of reinsurance and its ability to manage its expense ratio, which it accomplishes through its management of acquisition costs and other underwriting expenses. The Company believes that underwriting income provides investors with a valuable measure of profitability derived from underwriting activities.
     Annualized net operating return on average equity is presented in the section above entitled “Net Operating Income, Net Operating Income per share and Annualized Net Operating Return on Average Equity”. A reconciliation of diluted book value per share to book value per share, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Diluted Book Value Per Share”. Net operating income (loss) is calculated based on net income (loss) excluding net realized gains (losses), net unrealized gains (losses) on investments, gains (losses) arising from translation of non-US$ denominated balances and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus is defined as above, but excluding income (loss) available (attributable) to noncontrolling interest.
Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: 441.278.9000 Fax: 441.278.9009
www.validusholdings.com